Form C

Cover Page

Name of issuer:

Lizzy and Hae, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 4/19/2017

Physical address of issuer:

747 54th St.
#4
Oakland CA 94609

Website of issuer:

http://www.greaseboxoakland.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

25,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

12/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$8,920.00	$22,826.00
Cash & Cash Equivalents:	$82.00	$1,146.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$11,182.00	$50,051.00
Long-term Debt:	$57,259.00	$116,204.00
Revenues/Sales:	$252,685.00	$320,670.00
Cost of Goods Sold:	$86,637.00	$112,697.00
Taxes Paid:	($22,127.00)	($68.00)
Net Income:	($2,868.00)	$18,647.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Lizzy and Hae, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Elizabeth Boelter	CEO	Grease Box	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Elizabeth Boelter	CEO	2017
Elizabeth Boelter	Member	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Elizabeth Boelter	N/A	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The primary risks an investor in Grease Box should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, and risks associated with unforeseen economic instability.
>
> Grease Box, like many comparable full service restaurants, may make capital expenditures in such areas as research and development, and future project development. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Grease Box understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.

Grease Box has made certain assumptions about the Oakland restaurant market in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as restaurant market growth, the fast casual market, and other related variables. In order to mitigate this risk, Grease Box has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.

The full service restaurant sector, in which Grease Box operates, is a highly competitive market. We face competition from other restaurants, some of which are well established, and have greater resources to market their foods.

Another unforeseeable failure is the real risk of natural disaster by earthquake. A strong earthquake could make operations impossible.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$25,000**
Use of Proceeds:	Minimum buildout of the kitchen, including installation of the hood.

If we raise: **$50,000**

Use of Proceeds: We'll buy the top tier stackable ovens for baking and more refrigeration. We need a 2 or 3 door reach in fridge and an ice machine. Since we will be producing a lot more bread as we move into wholesaling our raw dough (starting with Bi-Rite in about two weeks) and other pastries, this will be an absolute necessity. We can get more specific about all of this as we do more research as to the brand we are interested in and their cost/value. Refrigerators also range in price from $1000-$5000 depending on the brand and size. We currently have a deli fridge, a one door reach in fridge and keg fridge that is still not ample enough to store all of our perishables food and beverages. They are often packed to the gills. We also need an ice machine. There are some remodeling and design work that the money can also help us use towards. The new location was formerly operated as a convenient store and as such, has very little aesthetic appeal. The building itself is incredibly beautiful (it is marked as a historical building with the City of Oakland) and we would like to expose some of it's charm to it's fullest glory with the help of an interior design team.

If we raise: **$75,000**

Use of Proceeds: We will hire a marketing firm to design online and print ads and hire a PR firm too reach out to press like the East Bay Express. And we'd like to hire a web designer to grow our online presence.

If we raise: **$100,000**

Use of Proceeds: We'd like to consolidate our debt, including the Kabbage loan and Square loan. We'd like to have more working capital for our first three months ($20,000) at the new location. We'd like to have three months of wages set aside so that we can focus on opening the doors by the end of June.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.   In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. Each note will accrue interest at a rate of 7% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor annually, starting one year after the closing date of the offering. Each note will have the maturity date 5 years after the closing. The company will pay the outstanding principal amount of each note and all unpaid accrued interest on the maturity date. The company may prepay principal and interest at any time.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Choose

Common Stock

Other

Choose

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Elizabeth Boelter is the sole member of Greasebox LLC and has 100% ownership. The number of units has not been defined.

The LLC operating agreement attached in Exhibit A identifies the rights and control exercised by the members.

3.4. Management Rights.

Subject to the Act, the Articles, and this Agreement, the Member shall have authority to do every act consistent with the law. Actions by the Member shall bind the Company regardless of the purpose of the action. No person shall have any duty or obligation to inquire into the authority or power of the Member regarding the Member's actions on behalf of the Company.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Current outstanding loans are with Square and Kabbage.

Creditor: Square
Amount owed: $18,189.03
Interest rate: 17% (this includes the processing fee for cc transactions)
Maturity date: This is unknown because the repayment amount is based on 17% of the total sales per business day. If we were to continue operating out of our space at Stanford, the trajectory points to another five months before we are paid off.

*Something to note: once we approach 80% paid, Square offers a new loan and include/absorbs the remaining balance of the current loan and add it towards the new approved loan.

Creditor: Kabbage
Amount owed: $3,533.88
Interest rate: n/a - at this point, we have an arrangement with Kabbage to pay the remaining balance in 3 installments.
Maturity date: 3-4 monthly payments away.

We repay 773.11 per month and it's 4 payments away, mature in September 2017.

Mr. Boelter (Lizzie Boelter's father) gave Greasebox $32,448 to get started. This is technically a verbal loan, but there is no promissory note in writing. There is no interest rate or maturity date. No payments have been made or are foreseen to be made.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Mr. Boelter (Lizzie Boelter's father) gave Greasebox $32,448 to get started. This is technically a verbal loan, but there is no promissory note in writing. There is no interest rate or maturity date. No payments have been made or are foreseen to be made.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview & Milestones

We make gluten-free comfort food from scratch. Gluten free means no wheat, rye, barley or oats. Some believe its healthy to avoid eating these grains while others who are allergic don't eat them at all. Because beloved foods like fried chicken, waffles, and cookies are almost always made of wheat, we made it our mission to make delicious versions using rice flour, potato starch and other great (& often overlooked) whole grains. Our devotion to flavor is why we've become an Oakland hotspot.

Grease Box is currently looking for a space in Oakland. In the next 5 years, we plan to grow the cafe into an all day restaurant with pastries & hot breakfast, fresh sandwiches and burgers, smoked meats, sourdough bread baked daily and the most comprehensive gluten free beer and cider selection in the Bay Area. Our plan is to collaborate with the other queer women-owned businesses in our neighborhood, and become an essential asset to the community.

We are also starting a new component to the business: wholesale and retail.
This means we are seeking wholesale partners in the grocery sector and also we'll be seeking partnerships in the restaurant sector as well. Right now, we are wholesaling our raw gluten free (take and bake) sourdough to BiRite grocery (both locations).

We started as a popup in 2011 and moved into our first location on Stanford St. in 2013.

We operated as a sole proprietorship until April of 2017, when Greasebox LLC was formed. All obligations and assets were transferred to Greasebox LLC. Then we renamed the LLC to Lizzy and Hae, LLC in July 2017.

Liquidity
At the end of 2016, we had $82 in cash and $8,838 in fixed assets. We have liabilities including $11,182 short term loans, and $44,658 long term loans.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, and to pursue continued develop of the restaurant space by purchasing kitchen equipment, give us more working capital, and fund a marketing campaign. Historically, member contributions have largely funded the business.

Historical Results of Operations.
Our total revenue decreased from the prior year $320,670 to $252,685 in the year ended 2016. Our cost of sales also went down, decreased from $112,697 in the prior year, to $86,637 in the year ended 2016. Our operating expenses, including salaries, general and administrative, advertising, rent and others also went down, decreased from $167,992 in the prior year, to $138,341 in the year ended 2016.

Cash in Hand, Burn Rate, and Short/Mid Term Expenses
As of May 2017, we have $3,000 cash in hand, our monthly burn rate was $15,000 when we were open at 942 Stanford. Our current burn rate is about $500. The runway of the company will be extended by further Member Contributions until more funding is raised.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Elizabeth Boelter, certify that:

(1) the financial statements of Lizzy and Hae, LLC included in this Form are true and complete in all material respects; and

(2) the tax return information of Lizzy and Hae, LLC included in this Form reflects accurately the information reported on the tax return for Lizzy and Hae, LLC filed for the fiscal year ended 2016.

Elizabeth Boelter
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.greaseboxoakland.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Promissory Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Elizabeth Boelter

Appendix E: Supporting Documents

INVEST IN GREASE BOX

Gluten-free comfort food with Oakland soul

> *We make gluten-free comfort food from scratch. Gluten free means no wheat, rye, barley or oats. Some believe its healthy to avoid eating these grains while others who are allergic don't eat them at all. Because beloved foods like fried chicken, waffles, and cookies are almost always made of wheat, we made it our mission to make delicious versions using rice flour, potato starch and other great (& often overlooked) whole grains. Our devotion to flavor is why we've become an Oakland hotspot.*

Lizzy Boelter
CHEF & OWNER, GREASE BOX


FOLLOW US FOR UPDATES
33 FOLLOWERS
SHARE
TWEET
48
investors
$22,100
raised of $25K-$100K goal
$100 min
by Wefunder Portal LLC
INVEST

Loan

7.0% interest | 60 months

The promissory note is paid back each quarter over 5 years. The yield to maturity is 7.0%.

INVESTOR PERKS

$250+	Coffee and pastries for two at the new Grease Box
$500+	Lunch for two at the new Grease Box
$1,000+	Invitation to Investor Only soft grand opening dinner
$2,000+	Invitation to Investor Only soft grand opening dinner + Lizzy's secret recipe card
$5,000+	All of the above + Grease Box swag (shirt + hat)

OUR AMBITION

In the next 5 years we will be growing the cafe into an all day restaurant with pastries & hot breakfast, fresh sandwiches and burgers, smoked meats, sourdough bread baked daily and the most comprehensive gluten free beer and cider selection in the Bay Area. Our plan is to collaborate with the other queer women-owned businesses in our neighborhood, and become an essential asset to the community.

KEY FACTS

- Recognized as one of EaterSF's essential 38 restaurants for the East Bay, Jan 2017
- Developed innovative gluten free and gum free sourdough recipe that is like no other on the market
- We will be selling our newest product, take and bake gluten free sourdough, at SFs beloved Bi-Rite grocery store starting this spring!
- Featured in SF magazine as one of the Oakland 100 (restaurants) May 2014

DOCUMENTS

- greaeseboxlogo.pdf
- SIGNED_Grease_Box__LLC_-_Operating_Agreement.docx.pdf

WHY I LIKE GREASE BOX

Greasebox is an Oakland gem! They make wholesome, gluten-free food that has so much soul and flavor. Lizzy and Hae are hardworking, responsibile business owners who are a true asset to the Oakland food community.



Yoko Kumano

CO-OWNER/UMAMIMART, BLOGGER CO-FOUNDER/UMAMIMART.COM

THE BUZZ ABOUT GREASE BOX

"chef-owner Lizzy Boelter's mostly-fried offerings are the real deal, especially her signature dish: gluten-free fried chicken that has all the crispy, juicy, lip-smacking goodness you could ask for."

Luke Tsai

Food Writer

...the chicken and waffles blew my mind, did my taxes and cleared my skin. This waffle has got me rethinking if waffles should have gluten in the first place! It was perfectly light, and the chicken was cooked perfectly.

Sophia B.

Yelp Elite '17

SanFrancisco magazine

The Oakland 100: 50-82

April 13, 2017

Editor's Note: This is one of many dispatches from Oakland that San Francisco is publishing over the next month, all part of our June "Oakland Issue." To see the rest of the issue's contents, and to read stories as they become available online, . 50-53.



Gluten-free Gourmet

April 13, 2017

Love fried chicken? How about lick-your-fingers-clean barbecue ribs? If you were nodding your head (and no doubt you were), then you may want to take a seat at Grease Box, a tiny cafe on Stanford Street that serves up homemade Southern

SAN FRANCISCO EATER

The 38 Essential East Bay Restaurants, Spring 2017

September 29, 2016

San Francisco isn't the only city in the Bay Area to experience a rising number of quality eating establishments. Berkeley and Oakland are crawling with excellent restaurants, from high end Italian cuisine to casual, cash-only taco trucks. It's

No Logo

The Celiac Chef With Grease In Her Bones

June 8, 2016

Sick of pitiful gluten-free meals, Oakland chef Lizzy Boelter set out to prove that having celiac disease doesn't need to end anyone's love affair with delicious fried foods. The only building on a block that feels more like a small traffic island,

We are Grease Box, Oakland

We are *the* destination for gluten-free, uncompromisingly delicious comfort food.

We started Grease Box on a mission to make something valuable that was appealing to everyone. Inspired by my own celiac disease which made dining out difficult and which could only be treated by a completely gluten-free diet, we opened Grease Box in 2013 to make the most delicious diner-style comfort food you've ever had—gluten-free or not. Here, we make beautiful organic food for myself and others and never get sick. BOOM.



"In a tiny, shack-like spot in Oakland, there's a menu filled with fried chicken, gluten-free breads, vegan food, and burgers. There's something for everyone, plus beer, at this small but mighty breakfast and lunch spot."



Ellen Fort

EDITOR, EATER SF

Meet Our Grub

The menu is inspired by traditional recipes and comfort food combining our Southern flare with a California twist. We bake gluten-free yeasted breads along with other baked goods, using locally sourced grains.









Handmade Sourdough

"...I would eat bread from Grease Box every day."



Fried Chicken

"The chicken was perfectly cooked and damn delicious."



Classic Waffles

"...Best waffle I have ever had. Gluten free OR otherwise."

Our Growth So Far

We became profitable in our second year of business—which is very rare for restaurants.

61%

Growth from 2014 to 2015

$400,000

Sales in 2016

Our Journey So Far

We've spent the past three years mastering our recipes and building a tightknit, devoted community in Oakland.

**Projections are dependent on variables outside of our control and may not materialize as displayed.*

August 2011



Our very first pop up as Grease Box, and we received press immediately:

The Bold Italic - THE GREASE BOX MOBILE KITCHEN

July 2012



Joined the infamous Underground Market for their last hurrah at Public Works.

We reportedly had the longest lines at the event, because: fried chicken

September 2012

Luke Tsai said our fried chicken is "amazingly good" in an article that very eloquently introduced us to Oakland as a legit business.

"The Grease Box's Fried Chicken is Gluten-Free and Amazingly Good"

September 2012

good eggs

Joined GoodEggs.com as a vendor.

Summer 2013



Grease Box
GLUTEN FREE
HELLA GOOD

Signed the lease and opened the cafe at 942 Stanford Ave.

October 2013

East Bay Express critic review!

The fried chicken was so juicy that it practically gushes when you bite into it.

April 2014

Started serving local beer and wine!

October 2014



The founders of Grease Box got married!

And we catered our own wedding which was the BEST!

January 2017

EATER SAN FRANCISCO

Named an essential East Bay restaurant by Eater SF!

"There's something for everyone...at this small but mighty breakfast and lunch spot."

End of 2017

Become *the* destination for gluten free beer.

Get a beer & wine license to create a gluten free gastropub at night with a vermouth bar and as many local gluten free beers as possible.

> *"I knew Greasebox when it was Lizzy and a grill on a sidewalk. It's not easy to go from that to owning your own restaurant, and yet I am not surprised that this is where Greasebox finds itself. When you cook with that much heart, and become such an integral part of feeding your community, you're bound to expand."*



Luisa Alberto

FOUNDER OF SOW JUICE

FEAST WITH US!


GREASE BOX
GREASE BOX

When I found out I had celiac disease, I didn't realize what a long road I had to recovery. I had existed my whole life with extreme pain, anxiety, migraines and a host of other health problems that seemed to me to be just part of life. I had to re-learn how to eat because the only cure for celiac disease is going on a very strict and completely gluten free diet. As I eventually discovered, things like cross contamination (with gluten) and certified gluten free food products began to matter very much to me, as it greatly affected my health.

Restaurants became dangerous and servers and chefs were put off by my specific requests to prepare my food in a certain manner (separately from all the other food and completely without gluten). I swore off sandwiches and eventually swore off eating at restaurants all together. No more toast and jam because gluten free bread was too bad to be eaten on its own. No more fried anything because cross contamination is everywhere (for example, even though french fries are naturally gluten free, I often can't eat them because they are fried in the same oil as breaded chicken or onion rings or the like).

I began to make all my own food and then sharing it with my friends. I worked at a farmers market and came home with so much produce that we started having big dinners every weekend for our friends and whoever else wanted to show up. I still worked in restaurants, more specifically a wood fired pizza place, because life is full of irony. I learned a lot about food at Pizzaiolo, but I couldn't eat anything that I was making and serving. My path was obvious, and I started to see there was a fast growing demand for innovative gluten free cuisine.

I wanted natural, real food made with healthful ingredients, but I still wanted a thick slice of sourdough with butter and I still wanted Fried Chicken (damnit!). So, I set out to make my food dreams come true. I researched and tested hundreds of recipes for dozens of things like muffins, cornbread, scones and so on. I began to sell my food through pop-ups and was able to more deeply understand what the gluten free market was like while meeting TONS of people who are, for one reason or another, drawn to gluten free cuisine. The problem was, there were slow food restaurants with locally sourced ingredients and seasonally inspired high end cuisine that was full of gluten and there were crappy but totally gluten free cafes full of cupcakes and cookies and badly made faux bread products. Most of the folks I met who wanted to eat gluten free were trying to be more healthy, not just fill up on cupcakes. There was a rather large missing piece in the market: Gluten Free Slow Food (made with organic and locally sourced all natural ingredients and without the use of additives and chemical stabilizers and binders). So, we filled that void with a project I called the Grease Box mobile kitchen. Then we opened a brick and mortar location in a funky shack on a mostly quiet street in North Oakland.

Grease Box existed for 3 1/2 years in a tiny, run down shack in a half industrial half residential neighborhood. In spite of the facilities, we created a bustling brunch spot full of American favorites like Fried Chicken and Waffles, Burgers, Bacon and Eggs, Sourdough Toast, Muffins, Donuts and so on. We gathered a handful of local beers and ciders, linked up with some local farms and a coffee roaster, and kept with the California philosophy of simple, fresh and natural cuisine. We made everything in house, from scratch, using simple and traditional recipes and natural, healthful ingredients, and we made it all completely Gluten Free (including the beer! ha HA).

We developed a hearty group of regulars from all over the Bay area, some drive an hour or more to see us, and we had a good amount of neighborhood folks that considered us their local spot for things like morning coffee and a muffin or a fried chicken sandwich delivered on a rainy afternoon. We grew our business through social media, word of mouth, and by taking advantage of the marketing services provided by tech food delivery apps, TryCaviar and UberEats.

I chose Wefunder because I want people to really invest in us and our success, not just give us a hand out. I want to also be able to reach a wider audience and get people excited about the kind of innovative cuisine we are creating. Even with the prevalence of connectivity provided by social media, its hard to fundraise without a platform like Wefunder.

We have had success with Kiva, a crowd sourced funding site, but they only offer microloans of up to $10,000. In order to properly build and design our new space, we need a bigger investment and I love that it will come from lots of people! I want our investors to be able to enjoy the fruits of their investment and be involved with our growth as a

company.

Thank you,

Lizz Boelter

SHOW LESS

FOUNDER



Lizzy Boelter
Chef & Owner

RAISED $22,100 FROM 48 INVESTORS

$22,100

In Progress



Michael Sopher



Iylla Jean Dosenbach



Victoria Vlahoyiannis



Benjamin Vanderford



Matthew T Sorensen

Investor. Long emerging markets, real estate, vixy, micro private equity.



Paige Roosa

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is Grease Box?

Grease Box is a gluten-free cafe in Oakland, California. We make American comfort food, things like fried chicken, waffles, and burgers. It's diner food except it's all made in-house from scratch and mostly organic. It's all gluten-free and made with the most natural ingredients possible.

Why did you decide to open Grease Box?

I have celiac disease so I can't eat gluten. There's no cure for celiac disease but people can control it by going on a gluten-free diet. Gluten is in most processed foods, so eating anywhere, even in my own home, can be a minefield. The disease makes it hard to eat out at restaurants because cross-contamination is an issue. If you go somewhere that uses gluten, which is almost everywhere, it's possible that you'll eat tiny bits of it. That would make me and other people with celiac disease very sick.

Around the time I discovered that I have celiac disease, gluten-free food became a diet trend. I was fortunate to be able to open a cafe where I make food I want to eat and follows the market trends. Grease Box has been open in North Oakland, California for 3.5 years. The cafe is in an odd little shack in the middle of a half-industrial, half-residential neighborhood. The place is falling apart, and we need to move to a nicer space downtown so people can have a better understanding of our food. Right now it feels like people have to come to a gross shack and then discover that the food is actually high-end and hand-crafted. We have signed a lease at a space downtown and are in the process of getting everything built, permitted and, funded. We plan to close the the old location at the end of this month and then reopen in the new location as soon as possible.

How did Grease Box grow?

For about 2.5 years before we opened the cafe space, we did pop ups at bars and events where we knew people would want food. We also sold products to a website called GoodEggs.com, which is a local foods delivery company in San Francisco. That work meant we already had a customer base as soon as we opened the cafe. We continued to work with GoodEggs after we opened the cafe, and then we started working with another delivery service called Caviar. More recently we began working with Uber Eats. A lot of people find us through those avenues or they come to us through word of mouth. It helps that we are pretty much the only game in town when it comes to the type of food that we make.

Tell us about your menu.

There are a lot of gluten-free bakeries that do cupcakes and cookies just loaded with sugar. Then there are healthy food places where the food is all avocado toast or raw vegan craziness. There is a place in the world for all of that, but we don't really do that kind of food. We do comfort food. The thing that makes our food unique in the health-food world and in the gluten-free world is that we make unapologetically super-American greasy spoon dishes, but we use healthy ingredients and prepare the food in a way that is semi-healthy.

The food is not only natural but making it can get technical. We have a vegan burger made with no eggs or dairy that is gluten-free, soy-free, and corn-free. The patty is made from vegetables, rice, and chickpea flour. It's not made from mushrooms or lentils or the other things that vegans generally get. And it's a healthy and delicious natural patty burger.

Our beef burgers have real grass-fed beef, an American Cheese sauce, and mayonnaise we make from scratch. Then we get other delicious local foods to go on it with our sourdough buns. The burger marries the whole idea of home-cooked food with healthfulness and gluten-free. Our fried chicken is truly deep fried, but there's no eggs or dairy in it and we use a combination of millet flour and chickpea flour for the batter. This makes the fried chicken accessible to a wider range of people who are on different kinds of restricted diets.

One of our most popular dishes is called the Hangover Cure. It's crispy potatoes covered in an American cheese sauce that we make in-house from cheddar we source from a local dairy purveyor. We mix in our hot sauce and top that with eggs and bacon. It's cheesy potatoes with breakfast on top. People love it.

How did you learn to cook?

It began with my mom teaching me how to cook when I was a kid. I picked up more skills by working in the restaurant industry for years. Then when I found out I had celiac disease, I had to start cooking for myself more. I was getting sick so often from eating out, I just stopped going to restaurants for a long time and started making my own food every day.

Tell us about your customers. Do they all have celiac disease?

We have a lot of customers that drive hours, sometimes from other states or countries, to stop at Grease Box because it's hard for people with celiac disease to find places catering to them.

But besides the celiac folks that come through, we have two other types of customers. One is the Berkeley area health conscious person coming to us because of our sourcing and because we make things that are healthy. Then we have another customer base that comes to us because the food is really just good diner food. They don't care that it's gluten-free, they just know we have great waffles or that friends recommended us.

People with celiac disease are only about 1% of the population. We have to have other customers or our business wouldn't survive. Gluten-free diets being popular has been great for us, but I know that's not always going to be what people are focused on. We have to make sure that not only is everything we put out hearty and makes people want to come back, but also that we're keeping up with current diet trends like paleo and the Whole30 diet. We want to make sure we have options for people on those diets too. The trend that you can't get away from is people tending towards more wholesome healthy foods. We have been focusing on that recently and making sure that everything we have is free of soy and that we have dairy free options as well.

A lot of our customers are excited about our move to downtown Oakland, and they're ready to follow us wherever we go. The new location will mean more weekday business from a more general population customer base, not just the gluten-free crowd. I don't want Grease Box to just be people that have to eat at Grease Box, I want it to also be people that want to be there, who are not gluten-free and they just want to come eat here because the food looks good, the atmosphere is fun, and the people are cool.

How do you source your ingredients?

The ingredients are local whenever possible. Sourcing can be really hard. Something like 75% of setting up a restaurant is figuring out where you're going to get all of your stuff. You can't just go to the grocery store. You have to find the company that makes the things you want and then figure out whether you're going to get it directly from them or get it from a delivery service. I've gotten a lot of advice from chefs I've worked with and from talking to people at the farmers market.

We buy our grains from a mill in South San Francisco that works hard to make sure that the wheats and the other grains are kept separate. We get all of our produce at the local farmers market. Most of it comes from a farm near Sacramento called Riverdog Farm. During the summertime, we get greens and lettuces from another farm called Blue Heron. We'll source seasonally, so if we're doing seasonal fruit muffins, I will do strawberry muffins all summer and then during the winter I switch to apple or persimmon or citrus.

Our meat comes from a company called Preferred Meats. They supply a lot of the high-end restaurants in the Bay Area, and they are locally sourced with some stuff from out of state. Our bacon is on about 90% of our menu items because it's so good, and it comes from a farm in Santa Rosa called Zoe's Meats. They take naturally raised pigs and make all kinds of delicious things out of them. When we move to the new location in downtown Oakland, we will be in more of a lunch area, so I'm going to take advantage of Zoe's black forest ham, salamis, and other meats and sell grab-and-go sandwiches.

How are your sales?

Our annual sales are around $400,000. We are limited by our location and the space. We are in a residential working-class neighborhood not really close to any other businesses, so there aren't many people around during the day and in the evenings they go to other neighborhoods for dinner. This means we don't do much business during the week.

But the weekends are great. People have more leisure time on the weekends so they can travel over to us. If I could fill out my weekday clientele, then we would do a lot better.

Also, the building we're in is run down, and it gives a lot of people the perception that the food is not up to par. It also means we're battling with the building itself. It's been an uphill battle with the plumbing issues and other things. At the end of the day, that costs a lot of money. We've had to close early because the building flooded when it rained, so that's lost customers and revenue. I don't think that kind of charm is what I'm really going for.

What are your margins?

The goal is always 25%. You have to strike a balance between making that 25% food cost and setting the menu items at a reasonably selling price. Whenever I price things, I always quadruple it, so it's probably around 25%.

What are you greatest worries?

I struggle a lot with the building we're in right now. It's old, and we've had roof problems and plumbing programs. It's a big reason we're raising money to help with the move to downtown Oakland. We never had the money to remodel, so I never was able to present my food in the way that I wanted. It was always like we were giving the guests these beautiful plates of food and these piece-of-crap tables to eat at. I feel like it does change people's perception of the food and that we do get negative feedback just because of the appearance of the space. That definitely keeps me up at night, because once you lose a customer, they're gone. It's such a delicate relationship that any one thing can turn somebody off of your business, and there are a million choices in the Bay Area. What we do is really unique, but that doesn't mean that people see that. The food is really excellent. It just needs to be put on a nice plate in a nice space on a busy street.

Why is your team the ones to make Grease Box happen?

My wife and I run the restaurant together. We both come from a long history in the service industry. She has mostly been a server but also started bartending in the last few years. We worked together at a diner in Berkeley called Bette's Oceanview Diner, which is how we met. We draw a lot of our inspiration from the way they do things at Bette's.

At the restaurant, we are lucky to have some awesome people that we hired a few months ago. Our line cook Rich is a cool guy from Florida with experience from managing the DNA Lounge, a behemoth of a late-night dance club in San Francisco with a pizza restaurant inside of it. Rich can plumb, he can bartend, he can throw pizza, he can do anything.

The rest of our staff is younger professionals. I try to hire from within my own community, so we focus on hiring queer people and people of color. I find that people who take a job for reasons other than money tend to stay longer and do better. Hiring people within our own community has worked out well for us. I've noticed that a lot of the customers also come from the queer community, so it's good that our employees and our customers know each other in a way that's special for the Bay Area.

What aspect of Grease Box makes you especially proud?

Because I'm a food nerd, the biggest thing for me is our bread. Gluten-free bread is generally terrible. When I became aware of my celiac disease, I stopped eating bread for probably four years. Gluten-free breads are generally super-dense and loaded with sugar. The bread I could eat was awful. It would disintegrate into mush in my mouth and a lot of times, the sandwich or whatever I was trying to eat would fall apart.

So I did a lot of research about how bread is made and how gluten-free bread is made. I came up with a recipe that is most similar to real bread in the ways that I want it to be. Instead of using xanthan gum, an additive that's used in a lot of gluten-free bread to bind it together, I use millet and tapioca and a sourdough starter that we made ourselves from rice. Then to bind the bread, we use psyllium husk, which is the husk of a plantain seed. When psyllium husk hits water, it makes a gel consistency. Combine that with the flours and the way the sourdough culture breaks down the grain, and it creates a nice crumb and makes a true bread dough instead of a batter. You have to knead it and shape it, and you can bake it into beautiful free-form county loafs and buns.

I'm super excited about the bread because for the first time in several years, I'm able to eat a crusty piece of toast with a complicated flavor profile. We have sold the bread on its own in the cafe. What I'm working on for the future is selling the raw dough that we make in bags. There's literally no product in the market like that at all. We'll be selling our dough starting atBiRite within the month, and then hopefully expanding to a lot of other health food stores. That's something I want to scale up a lot.

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Katie Taylor May 25

Hi Lizzy, your page looks great! I work at Main Street Launch and wanted to correct Dona Maria's comment (thanks for the recommendation!). We offer a variety of loan products, depending on qualification of the borrower, with interest rates between 3.5% and 8% (as of today), depending on the products and loan amount needed. Is it ok for me to share the link to your campaign on our social media?



Lizzy Boelter Chef & Owner FOUNDER May 25

Yes please!!!

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Tracy Harris May 12

Please verify the terms. Is it 7% quarterly or 7% over the life of the loan.



Lizzy Boelter Chef & Owner FOUNDER edited May 13

7% Annual rate, actually

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RISKS SPECIFIC TO GREASE BOX

1. The primary risks an investor in Grease Box should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, and risks associated with unforeseen economic instability.

2. Grease Box, like many comparable full service restaurants, may make capital expenditures in such areas as research and development, and future project development. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with... READ MORE

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

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Grease Box is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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3rd

Lizzy Boelter

Gluten Free American Comfort Food

Grease Box • Louisiana State University

Oakland, California • 106

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Experience

Chef/owner
Grease Box
Jun 2013 – Present • 4 yrs
942 Stanford Avenue, Oakland, CA 94608

Barista
Pizzaiolo
Jul 2011 – Oct 2012 • 1 yr 4 mos
Oakland, CA
See description

Pastry Cook / Line Cook
Boot & Shoe Service
Jul 2011 – Oct 2012 • 1 yr 4 mos
Oakland, CA
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Siphon Barista
Blue Bottle Coffee
Sep 2010 – Jul 2011 • 11 mos
San Francisco Bay Area
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Barista
Bette's Oceanview Diner
Sep 2007 – Aug 2008 • 1 yr
Berkeley, CA
See description

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Education

Louisiana State University
Bachelor of Arts (B.A.), Photography
1999 – 2005

Featured Skills & Endorsements

Catering · 1	**Danielle Murphy** has given an endorsement for this skill
Customer Service · 1	**Danielle Murphy** has given an endorsement for this skill
Food · 1	**Danielle Murphy** has given an endorsement for this skill

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